UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2018

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Xtant Medical Holdings, Inc. (the “Company”), is filing this Current Report on Form 8-K to provide certain unaudited pro forma Stockholders’ Equity as of February 15, 2018, which reflects the Company’s: (i) conversion of certain 6.00% convertible senior unsecured notes due 2021 (the “Notes”), in the aggregate principal amount of $1.627 million, into a total of 2,275,745 shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”), on January 17, 2018, (ii) exchange of all other outstanding Notes, in the aggregate principal amount of $70.238 million, into a total of 10,401,309 shares of Common Stock on February 14, 2018 (which occurred after the Company’s 1:12 reverse stock split), (iii) private placement of 945,819 shares of Common Stock on February 14, 2018 (which occurred after the Company’s 1:12 reverse stock split), and (iv) results of operations.

The Company had previously announced Stockholders’ Equity as of September 30, 2017 on November 21, 2017. After adjusting for the issuances of Common Stock pursuant to the Note conversions and exchanges and the private placement, the Company is announcing pro forma Stockholders’ Equity of approximately $47,362,434 as of February 15, 2018. Subject to review by the NYSE American LLC, the Company believes that it has satisfied Sections 1003(a)(i); (ii); and (iii) of the NYSE American Company Guide and as a result will be fully in compliance with the NYSE American continuing listing standards.

Xtant Medical Holdings, Inc.

Pro Forma Stockholders’ Equity

as of February 15, 2018

The following table sets forth the Company’s Stockholders’ Equity as of September 30, 2017, and as adjusted on a pro forma basis as of February 15, 2018, to reflect the issuances of Common Stock pursuant to the Note conversions and exchanges, the private placement and the results of operations (see footnote 2 below in connection with results of operations):

	September 30, 2017 (Actual)(1)	Adjustments	February 15, 2018 (Pro Forma)
Stockholders’ EQUITY:
Preferred stock, $0.000001 par value per share; 5,000,000 shares authorized, no shares issued and outstanding, actual; and 10,000,000 shares authorized, no shares issued and outstanding, pro forma.	-	-	-
Common Stock, $0.000001 par value per share; 95,000,000 shares authorized and 18,173,007 issued and outstanding, actual; 50,000,000 shares authorized and 13,080,282 issued and outstanding pro forma.	18	(5)	13
Additional paid-in capital	86,297,517	78,675,198	164,972,715
Accumulated deficit	(116,526,195)	(1,084,099)	(117,610,294	)(2)
Total Stockholders’ Equity	(30,228,660)	77,591,094	47,362,434

(1)	Unaudited.
(2)	Increase in accumulated deficit a result of the remaining write-off of debt issuance costs associated with the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2018
XTANT MEDICAL HOLDINGS, INC.

	By:	/s/ Carl D. O’Connell
	Name:	Carl D. O’Connell
	Title:	Chief Executive Officer